EXHIBIT 21.1
List of Subsidiaries of Chatham Lodging Trust

State of Incorporation of
Name		Organization

1.	Chatham Lodging L.P.	Delaware
2.	Chatham TRS Holding, Inc.	Florida
3.	Chatham TRS Holding II, Inc.	Delaware
4.	Chatham Leaseco I, LLC	Florida
5.	Chatham Maitland HS LLC	Delaware
6.	Chatham Billerica HS LLC	Delaware
7.	Chatham Bloomington HS LLC	Delaware
8.	Chatham Brentwood HS LLC	Delaware
9.	Chatham Dallas HS LLC	Delaware
10.	Chatham Farmington HS LLC	Delaware
11.	Chatham Houston HAS LLC	Delaware
12.	Chatham Houston HAS Leaseco LLC	Delaware
13.	Chatham Holtsville RI LLC	Delaware
14.	Chatham Holtsville RI Leaseco LLC	Delaware
15.	Chatham Holtsville RI Utility LLC	Delaware
16.	Chatham Altoona CY LLC	Delaware
17.	Chatham Altoona CY Leaseco LLC	Delaware
18.	Chatham Wash PA SHS LLC	Delaware
19.	Chatham Wash PA SHS Leaseco LLC	Delaware
20.	Chatham White Plains RI LLC	Delaware
21.	Chatham White Plains RI Leaseco LLC	Delaware
22.	Chatham New Rochelle RI LLC	Delaware
23.	Chatham New Rochelle RI Leaseco LLC	Delaware
24.	Chatham Carlsbad HS LLC	Delaware
25.	Chatham Carlsbad HS Leaseco LLC	Delaware